LOAN AGREEMENT

THIS LOAN AGREEMENT ("Agreement") is made and entered into as of      March 4, 2006,   by and between       Pro-Dex, Inc. a Colorado corporation   ("Borrower") and UNION BANK OF CALIFORNIA, N.A. ("Bank").

1.         THE LOAN.  This Agreement is made with reference to the following terms and conditions:

1.1       Bank shall make a loan of $     1,650,000.00   (the "Loan") to Borrower, to be evidenced by a promissory note, including each amendment, extension and replacement (the "Note").

1.2       The Note shall be secured by, among other things, a first lien deed of trust (the "Deed of Trust") covering certain real property commonly known as       2950 Arrowhead Drive, Carson City, NV   and personal property, all as more particularly described in the Deed of Trust (the "Property"), and such other collateral as may be required by Bank.  This Agreement, the Note, the Deed of Trust, and all other documents and instruments evidencing, securing or pertaining to the Loan are hereinafter collectively referred to as the "Loan Documents".

1.3       Borrower shall pay to Bank a non-refundable loan fee in the amount of $     8,250.00    .

2.         CONDITIONS PRECEDENT TO CLOSING OF THE LOAN.  Before Bank is obligated to disburse all or any portion of the Loan, Bank must have received (i) this Agreement, the Note, the Deed of Trust and other documentation, certifications, opinions and information as may be required by Bank, (ii) assurance of the issuance of an ALTA Loan Policy satisfactory to Bank and the perfection of Bank's security interest in any other collateral for the Loan, (iii) payment of any fee or other funds required in connection with the Loan, and (iv) establishment of such reserve accounts as required by Bank.

3.         REPRESENTATIONS AND WARRANTIES OF BORROWER.  Borrower represents and warrants (and each request for a disbursement of the proceeds of the Loan shall be deemed a representation and warranty of the date of such request) that:

3.1       Formation.  Borrower is duly organized and in existence under the laws of the state of Borrower's organization and is duly qualified and in good standing to conduct business in each jurisdiction in which Borrower's business is conducted.

3.2       Authority/No Conflict.  The execution, delivery and performance of the Loan Documents are within Borrower's power, have been duly authorized, are legal, valid and binding obligations of Borrower, and are not in conflict with the terms of any charter, bylaw, or other organizational documents of Borrower or with any law, indenture, agreement or undertaking to which Borrower is a party or by which Borrower or the Property is bound or affected.  Borrower is authorized to own and operate the Property.

3.3       No Defaults.  There is no event which is, or with notice or lapse of time or both would be, an Event of Default (as defined in the "DEFAULTS" Section below).

3.4       No Material Adverse Effect.  Borrower is not aware of any fact, occurrence or circumstance which Borrower has not disclosed to Bank in writing which has, or could reasonably be expected to have, a material adverse effect on the property, Borrower's ability to repay the Loan or perform its obligations under the Loan Documents, or the validity, priority, or enforceability of the Deed of Trust or other Loan Documents.

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3.5       Leases and Personal Property.  All leases of the Property including all amendments, guaranties and subleases ("Leases") are in full force and effect, and there are no defaults under any of the Leases.  Borrower directly owns all personal property and fixtures necessary for the operation and management of the Property for the uses presently being conducted thereon.

3.6       Financial Statements.  All financial statements and financial information and other information, documentation and other materials provided to Bank are true, correct and complete in all respects and no materially adverse change has occurred in the financial condition reflected in any such financial statement since the date shown thereon.

3.7       Compliance With Law.  Borrower has complied in all material respects with all laws, regulations, restrictions, requirements, permits, agreements, covenants or encumbrances affecting Borrower or the Property (collectively, the "Requirements").  Borrower has received no notices of violations of any Requirements.

4.         COVENANTS OF BORROWER.  Borrower agrees, so long as the Loan is outstanding and until full and final payment of all sums outstanding under any Loan Document, unless otherwise waived by Bank in writing, as follows:

4.1       Leases.

(a)        Notwithstanding the provisions of the Deed of Trust, all Leases shall be entered into with arms-length third party tenants capable of performing their obligations under their Leases, and shall reflect the then current market rate.  All residential Leases shall be documented on a standard lease form previously provided to Bank.  Borrower shall not (i) accept Tenant's payment of more than one month's rent in advance (except Borrower may collect in advance, last month's rent for residential property), (ii) grant any tenant any rights or options to purchase all or any portion of the Property, or (iii) if the Property is commercial property, release any tenant or guarantor from any obligation.  Borrower shall perform all obligations required under any Lease.

(b)        Notwithstanding the provisions of the Deed of Trust, for any Lease which is less than 20% of the Property's net rentable area or is for an initial term of less than 10 years, Borrower may: (i) cancel, terminate or consent to the surrender of such Lease, (ii) modify or alter the terms of such Lease (except as otherwise expressly provided for in subparagraph (a) above, (iii) assign or sublet such Lease, and (iv) enter into any new Lease.  Borrower shall submit to Bank, within 10 days of execution, all new Leases, all modifications, amendments, consents to assignment or subletting of existing Leases, and shall promptly notify Bank of the termination of surrender of any Lease.

4.2       Record Keeping Financial and Other Information.

(a)        Notwithstanding the provisions of the Deed of Trust, Borrower shall maintain full and complete books of account and other records reflecting the results of operations of the Property in accordance with sound accounting principles, and will furnish or cause to be furnished to Bank such financial information concerning the Property, Borrower and any guarantors (collectively, "Loan Party"), as Bank may require.  Without limiting the generality of the foregoing, Borrower shall furnish to Bank, without prior request or demand.

(i)         within 120 days after the close of each fiscal year, an annual balance sheet, income statement, and statement of retained earnings with supporting schedules (collectively, the "Financial Statements") for Borrower;

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(ii)        within 120 days after the close of each operating year, an annual operating statement showing all elements of income and expense related to the operation of the Property, together with a current certified rent roll, and if a retail property, a schedule of gross sales of each tenant (collectively, the "Operating Statements"); and

(iii)       within 30 days after filing, a copy of the most recent filed Federal income tax returns for Borrower and each Loan Party, together with all supporting schedules (collectively, the "Tax Returns").

(b)        Borrower shall promptly deliver to Bank such rent rolls, leasing schedules and reports, operating statements or other leasing information as Bank may request, and shall promptly notify Bank of any material tenant dispute or material adverse change in leasing activity on the Property.  With respect to commercial tenants, Borrower shall promptly obtain and deliver to Bank such estoppel certificates and subordination and attornment agreements as Bank may required.

4.3       Notices.  Borrower shall give written notice to Bank within 15 days of the following:

(a)        Any litigation or arbitration proceeding affecting Borrower or the Property;

(b)        Any material dispute which may exist between Borrower and any government regulatory body or law enforcement body or which may affect the Property.

(c)        Any Event of Default or any event which, upon notice, or lapse of time, or both, would become an Event of Default;

(d)        Any other matter which has resulted or is likely to result in a material adverse change in (i) the physical condition or operation of the Property, (ii) the financial condition of Borrower or any Loan Party, or (iii) Borrower's ability to perform in a timely manner any of Borrower's obligations under any of the Loan Documents;

(e)        Any change in Borrower's name, business structure, state of organization, principal place of business (if a general partnership or other nonregistered entity) or residence (as applicable), or the location of any collateral for the Loan other than the Property, or any change in Borrower's officers and any other senior management; and

(f)         The Property or Borrower's business fails to comply with any applicable Requirement.

4.4       Negative Covenants.     Without Bank's prior written consent, Borrower shall not:

(a)        engage in any business activities substantially different from Borrower's present business;

(b)        amend or modify in any material respect any organizational documents of Borrower;

(c)        lease or dispose of all or a substantial part of Borrower's business or Borrower's assets:

(d)        liquidate or dissolve Borrower's business; or

(e)        enter into any consolidation, merger, joint venture, syndication or other combination affecting, involving or relating to Borrower's business operations at the Property.

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4.5       Performance of Acts.    Upon request by Bank, Borrower shall perform all acts may be necessary or advisable to perfect any lien or security interest provided for in the Loan Documents or to carry out the intent of the Loan Documents.  Borrower shall obtain, preserve and maintain all rights, privileges and franchises necessary or desirable for the operation of the Property and the conduct of Borrower's business.

4.6       Dividends and Distributions.       Following the occurrence and during the continuance of an Event of Default, Borrower shall not make any distribution either in cash, stock or any other property; nor redeem, retire, repurchase or otherwise acquire any shares or interest in Borrower; nor repay any outstanding indebtedness or other advance to any shareholder, partner, member or, if a trust, any trustor, or beneficiary, of Borrower.

4.7       Impound and Reserve Accounts.

(a)        Borrower shall establish and maintain with Bank such operating, replacement and/or tenant improvement reserves for the Property as required by Bank.

(b)        Upon the occurrence of any Event of Default hereunder, at Bank's option, Borrower shall establish with Bank (i) a non-interest bearing tax and/or insurance impound account and shall deposit therein, on a monthly basis, sufficient funds to pay real property taxes, assessments, and premiums for fire and hazard insurance, rent loss insurance, and such other insurance covering the Property as Bank may require, not later than 30 days prior to their due date(s); and/or (ii) a non-interest bearing account and shall deposit therein, on a monthly basis, an amount (as determined by Bank) sufficient to accumulate funds to pay operating, replacement and/or tenant improvements costs when the same are projected to become payable.

4.8       Cash Flow Coverage Ratio.  Borrower will maintain a ratio of Cash Flow to Debt Service of not less than 1.25:1.0 as of the close of each fiscal year.  "Cash Flow" means net profit after taxes to which depreciation, amortization and other noncash expenses are added for the twelve (12) month period immediately preceding the date of calculation.  "Debt Service" means that portion of long-term liabilities and capital leases coming due within twelve (12) months following the date of calculation.

5.         DEFAULTS.  The occurrence of any of the following events ("Events of Default") shall terminate any obligation on the part of Bank to make or continue the Loan and automatically, unless otherwise provided under the Loan Documents, shall make all sums of interest and principal and any other amounts owing under the Loan immediately due and payable, without notice of default, presentment or demand for payment, protest, notice of nonpayment or dishonor, or any other notices or demands:

5.1       Failure to Pay According to Note and Other Loan Documents.  Borrower shall default on the due and punctual payment of the principal of the interest on the Note or any obligations of the Loan Documents;

5.2       Failure to Perform Under the Loan Documents.  Borrower shall default in the due performance of observance of any condition, covenant or obligation or the Loan Documents; or

5.3       First Lien.  Bank fails to have an enforceable first lien on or security interest in any property given as security for the Loan; or

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5.4       Default Under Major Leases.  Failure in the due and complete observance or performance of any condition, covenant or obligation of Borrower contained in any Lease which covers 20% or more of the net rentable area of the Property.

If an Event of Default occurs under this agreement, Bank may exercise any right or remedy which it has under any of the Loan Documents, or which is otherwise available at law or in equity or by statute, and all of Bank's rights and remedies shall be cumulative.

6.         MISCELLANEOUS.

6.1       Notices.  Any notices or other communications provided for or allowed hereunder shall be effective only when given by one of the following methods and addressed to the respective party at the address given with the signatures at the end of this Agreement and shall be considered to have been validly given: (i) upon delivery, if delivered personally, (ii) upon receipt, if mailed first class postage prepaid, with the United States Postal Service, (iii) on the next business day if sent by overnight courier service of recognized standing, and (iv) upon telephone confirmation of receipt, if telecopied.

6.2       Waivers.  Any forbearance or failure or delay by Bank in exercising any right, power or remedy hereunder shall not be deemed a waiver thereof and any single or partial exercise of any right, power or remedy shall not preclude the further exercise thereof.  No waiver shall be effective unless it is in writing and signed by an office of Bank.

6.3       Bank's Expenses: Rights of Bank.  Borrower shall promptly pay to Bank, upon demand, with interest thereon from the date of demand at the rate applicable from time to time under the Note, reasonable attorneys' fees (including the allocated costs of Bank's in-house counsel and legal staff), and all costs and other expenses paid or incurred by Bank in exercising its rights or remedies provided for in this Agreement or any other Loan Document, and payment thereof shall be secured by the Deed of trust.  If at any time Borrower fails to do any of the things provided herein, Bank shall have the right, but not the obligation, to do the same but at the expense of Borrower.

6.4       Successors and Assigns.  This Agreement may not be assigned by Borrower without the prior written consent of Bank.  Subject to the foregoing restriction, this Agreement shall inure to the benefit of Bank and its successors and assigns, and shall bind Borrower and its successors and assigns.  Bank shall have the right in its sole discretion, to assign all or any part, either outright or through participating interests, of Bank's rights in the Loan and the Loan Documents.  Bank is authorized to disclose to any prospective assignee or participant in the Loan any and all information in the possession of Bank in respect of Borrower, any Loan Party, the Property and the Loan.

6.5       Governing Jurisdiction.  This Agreement shall be governed by and construed in accordance with the laws of the state in which the Property is located.  Subject to any alternative dispute resolution agreement between Bank and Borrower, Bank and Borrower consent to the exclusive jurisdiction and venue of any state of federal court located in     Carson City    County, Nevada.

6.6       Entire Agreement.  This Agreement and all of the other Loan Documents constitute the entire understanding between the parties hereto with respect to the subject matter hereof, superseding all prior written or oral understandings.  This Agreement and the Loan Documents may be modified, amended or terminated only in a writing signed by all parties hereto.

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6.7       Joint and Several Liability.  If Borrower consists of more than one person or entity, each shall be jointly and severally liable to Bank for the performance of this Agreement and the other Loan Documents.

6.8       Loan Commission.  Bank shall not be obligated to pay any brokerage commission or fee in connection with or arising out of the Loan.  Borrower shall pay any and all brokerage commissions or fees arising out of or in connection with the Loan.

6.9       Headings.  The various headings of this Agreement are included for reference only and shall not limit or otherwise affect the meaning hereof.

6.10     Severability.  Should any one or more provisions of this Agreement be determined to be illegal or unenforceable, all other provisions nevertheless shall be effective.  In the event of any conflict between the provisions of this Agreement and the provisions of the Note, the provisions of the Note shall prevail.

6.11     Counterparts.  This Agreement may be executed in 2 or more counterparts, each of which shall be deemed an original but taken together shall be one and the same document.

6.12     Publicity.  Borrower hereby agrees that Bank, at its expense, may publicize the financing of the Property (including the name of Borrower and its financial consultant, if any) and, in connection therewith, may use the project name and address, and a description, photograph or other illustrative drawing of the Property.

6.13     Disbursement Schedule.  The proceeds of the Loan shall be disbursed in accordance with the Disbursement Schedule attached hereto as Exhibit A and incorporated herein by this reference.

Bank is subject to the USA Patriot Act and hereby notifies Borrower that pursuant to the requirements of that Act, Bank is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow Bank to identify Borrower in accordance with the Act.

IN WITNESS WHEREOF, the parties have executed this Loan Agreement as of the date first hereinabove written.

BORROWER:

Pro-Dex, Inc. a Colorado corporation

By:____________________________
       Jeffrey J. Ritchey, CFO

By:_____________________________
       Patrick L. Johnson, President/CEO

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Address for Notice to Borrower:
Pro-Dex, Inc.
Attn:  Jeff Ritchey
151 East Columbine Avenue
Santa Ana, CA  92707
Fax No.

BANK:
UNION BANK OF CALIFORNIA, N.A.

By:___________________________________

Name:_________________________________

Title:__________________________________

Address for Notice to Bank:
UNION BANK OF CALIFORNIA, N.A.
Commercial Banking Real Estate
Attn:  Craig Sandberg
18300 Von Karman Ave. #310
Irvine, CA  92612
Fax No.

With a Copy of All Bank Notices To:
UNION BANK OF CALIFORNIA, N.A.
Commercial Real Estate Loan Administration
Attn:  Michele Desselle
18300 Von Karman Avenue, Suite 200
Irvine, CA  92612-1048
Fax No.

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EXHIBIT A TO LOAN AGREEMENT

DISBURSEMENT SCHEDULE AND AUTHORIZATION

This Disbursement Schedule and Authorization is attached to and made a part of that certain Loan Agreement dated     March 4, 2006    by and between      Pro-Dex, Inc. a Colorado corporation     ("Borrower") and UNION BANK OF CALIFORNIA, N.A. ("Bank").

BANK IS HEREBY AUTHORIZED TO DISBURSE LOAN PROCEEDS IN THE AMOUNT OF $    1,650,000,000    , PLUS BORROWERS FUNDS IN THE AMOUNT OF $    5,000.00  TOTALING $     1,655,000.00   , AS FOLLOWS:

1.	To Bank, as a non-refundable Loan Fee	$8,250.00
2.	To Bank, for Appraisal Fee	$4,414.00
3	To Bank for Phase I Preliminary Site Assessment	$3,201.00
4.	To Bank, for Seismic Risk Assessment	$160.00
5.	To Bank, as reimbursement for Secretary of State charges in connection with UCC Filing and Search and ordering Certificates of Status	$16.00
6.	To Bank, as reimbursement for Flood Determination/Life-of-Loan Certificate.	$19.00
7.	To Bank, as reimbursement for Messenger/Overnight Delivery charges	$12.00
8.	To Bank, for prepaid interest to April 1, 2006, (2 days @ @282,79000 Per day) (ESTIMATED-SUBJECT TO ADJUSTMENT AT CLOSING)	$565.58
9.	To First American Tax Valuation, for tax service contract	$570.00
10.	To First American Title Insurance Company, for title charges, Sub-escrow fee and recording fees (ESTIMATED - SUBJECT TO ADJUSTMENT AT CLOSING)	$13,100.75
11.	To First American Title Insurance Company, for credit to Borrower
	(ESTIMATED - SUBJECT TO ADJUSTMENT AT CLOSING)	$1,628.187.99
	SUBTOTAL	$1,658,496.32
	Less Deposits Received from Borrower	$5,000.00
	Less Loan Proceeds to be Disbursed	$1,650,000.00
	FUNDS REQUIRED FROM BORROWER AT CLOSING (ESTIMATED-SUBJECT TO ADJUSTMENT AT CLOSING)	$3,496.32

Bank is authorized to charge Account No. 3520003672 in the name(s) of Pro-Dex, Inc for payments, fees and expenses due in connection with the Note and all renewals and extensions thereof.  If no account number is designated, Borrower agrees to pay Bank's usual and customary fees for non-automated processing.

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GOOD FUNDS DISCLOSURE:  BORROWER ACKNOWLEDGES THAT STATE LAW REQUIRES ANY ESCROW AGENT HANDLING FUNDS IN AN ESCROW CAPACITY (INCLUDING ANY TITLE INSURANCE COMPANY) TO HAVE DEPOSITED INTO ITS ESCROW DEPOSITORY ACCOUNT, PRIOR TO RECORDING A TRANSACTION, IMMEDIATELY AVAILABLE FUNDS REPRESENTING ALL DISBURSEMENTS TO BE MADE BY THE ESCROW AGENT.  ACCORDINGLY, WITH RESPECT TO ALL FUNDS TO BE DISBURSED PURSUANT TO THE AGOVE, BORROWER AUTHORIZES BANK TO MAKE SUCH DISBURSEMENT TO THE TITLE INSURER ON THE DATE SPECIFIED BY SAID TITLE INSURER, WHICH DATE MAY BE PRIOR TO THE RECORDING OF THE DEED OF TRUST.  INTEREST ON AMOUNTS OUTSTANDING UNDER THE NOTE SHALL ACCRUE FROM THE DATE OF DISBURSEMENT, WHICH MAY NOT BE THE DATE OF RCORDING OF THE DEED OF TRUST.  TITLE INSURER SHALL SPECIFY THE DATE IT REQUIRES SUCH PROCEEDS (INCLUDING LOAN PROCEEDS) FOR USE IN SAID ESCROW.

This Disbursement Schedule is executed by Borrower and Bank.  Certain costs and expenses referred to above are estimates, and Borrower shall remain fully responsible for the payment of all costs and expenses in accordance with the terms of the Loan Documents.

BORROWER:
Pro-Dex, Inc. a Colorado corporation

By:/s/ Jeffrey J. Ritchey
       Jeffrey J. Ritchey, CFO

By:/s/ Patrick L. Johnson
       Patrick L. Johnson, President/CEO

BANK:
UNION BANK OF CALIFORNIA, N.A.

By:____________________________________

Name:__________________________________

Title:___________________________________

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